Beta Fintech Holdings Limited
贝塔金融科技控股有限公司

INCORPORATED UNDER THE LAWS OF THE CAYMAN ISLANDS

CERTIFICATE NUMBER

SHARES

PAR VALUE $0.001
ORDINARY SHARES

CUSIP NO. G1073D104

BETA FINTECH HOLDINGS LIMITED
SEAL
CAYMAN ISLANDS

THIS CERTIFIES THAT

Is The Owner Of

FULLY PAID AND NON-ASSESSABLE SHARES OF THE ORDINARY SHARES PAR VALUE OF $0.001 EACH OF

BETA FINTECH HOLDINGS LIMITED

贝塔金融科技控股有限公司

transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar. Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

XIANXIN XIANG
Chief Executive Officer

DIDI ZHANG
Chief Financial Officer

DATED:

Countersigned and Registered:
TRANSHARE CORPORATION
Transfer Agent

By

Authorized Signature

Bayside Center 1, 17755 N. US Highway 19, Suite 140, Clearwater, FL 33764
303.662.1112